SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 1, 2005.


                                WORLDWATER CORP.
                                ----------------

               (Exact Name of Registrant as specified in charter)

         Delaware                    0-16936              33-0123045
  -------------------------        ------------        ----------------
(State  or  other  jurisdic-        (Commission          (IRS  Employer
 tion  of  incorporation)          File  Number)       Identification  No.)


Pennington  Business  Park,  55  Rt.  31  South,  Pennington,  NJ     08534
------------------------------------------------------------------    -----
  (Address  of  principal  executive  offices)                     (Zip Code)



         Registrant's telephone number, including area code 609-818-0700

                                       N/A


                                                [GRAPHIC OMITED]


         (Former name or former address, if changed since last report.)



                                                [GRAPHIC OMITED]

Item  8.01  Other  Events.

     A copy of the Company's News Release issued on April 1, 2005 is filed as an exhibit to this report and is incorporated in this report by reference.


Item  9.01.  Financial  Statements  and  Exhibits.

Exhibit  99.1          Company  News  Release  dated  April  1,  2005.



                                                [GRAPHIC OMITED]


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWATER  CORP.


By:  /s/ Quentin T. Kelly
    ----------------------------------
    Quentin T. Kelly Chairman  and  CEO


Date:  April  1,  2005




EXHIBIT  INDEX

99.1     Company  News  Release  dated  April  1,  2005.

                                                                  EXHIBIT 99.1


WorldWater  &  Power  Corporation

                                        For  Release  Friday,  April  1,  2005
                                                               7:30  a.m.  EST



             WORLDWATER & POWER CORP./CONTI CORP. JOINT VENTURE WINS ATLANTIC COUNTY UTILITY BID FOR $3.25 MILLION SOLAR ELECTRIC SYSTEM

Pennington, NJ -- April 1, 2005 - WorldWater & Power Corp. (WWAT.OB), maker of high-horsepower solar energy systems, and its Joint Venture partner Conti Corp. have been awarded the contract from the Atlantic County (NJ) Utilities Authority
(ACUA) to install a $3.25 million solar energy system at the wastewater treatment plant near Atlantic City. The contract will require a $1.9 million rebate from the NJ Board of Public Utilities Office of Clean Energy and a low-interest loan from the NJ Environmental Infrastructure Trust program.

Under the joint venture agreement, WorldWater & Power will supply all solar-related equipment, engineering and design services, and Conti will provide construction services and construction project management. First phase of the project is expected to be completed by August 1 and full completion by October 1, 2005.

The system will be comprised of several different arrays, on building rooftops, raised parking structures, and ground mounted. Collectively the arrays are expected to provide an annual output of 660,000 kilowatt hours in clean, economical energy.

As Richard Dovey, ACUA President, explained, "Each new project brings the ACUA closer to independence of fossil fuels. With the installation of solar panels and five wind turbines in the near future, our wastewater treatment facility will, at times, be entirely powered by clean, renewable, alternative energy. The ACUA has long been a leader in protecting our environment and is hoping to serve as an example to the community as proponents of alternative energy and stewards of our water and land."

WorldWater & Power Corp. is a full-service, international solar engineering and water management company with unique, high-powered, patented solar technology that provides solutions to a broad spectrum of the world's supply and energy problems. The oldest solar energy company in New Jersey, WorldWater & Power specializes in the design, engineering and construction of solar electric energy systems. For more information about WorldWater & Power, visit the website at www.worldwater.com.
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Contact:
     WorldWater  &  Power  Corp.
     Rose  Mary  Schwarz,  609-818-0700,  ext.  33
     rschwarz@worldwater.com
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     or
     Vicki  Banner,  973-400-5405
     Keating  Public  Relations
     vbanner@keatingpr.com
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